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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-196528 and 333-181195) pertaining to the 2004 Incentive Award Plan of Cogent Communications Holdings, Inc. of our reports dated February 24, 2017, with respect to the consolidated financial statements and schedule of Cogent Communications Holdings, Inc. and the effectiveness of internal control over financial reporting of Cogent Communications Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
McLean, VA February 24, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm